Exhibit 10.3

Effective as of June 16, 2016

Grant. No. RSU-1

Wave Life Sciences Ltd.

2014 EQUITY INCENTIVE PLAN

Restricted Share Unit Agreement

This Restricted Share Unit Agreement (this “Agreement”) is made and entered into as of                     , 20      by and between WAVE Life Sciences Ltd., a company incorporated in Singapore (the “Company”) and                           (the “Participant”).

WHEREAS, the Company has adopted the WAVE Life Sciences Ltd. 2014 Equity Incentive Plan (the “Plan”) pursuant to which awards of Restricted Share Units may be granted; and

WHEREAS, the Board or the Committee has determined that it is in the best interests of the Company and its shareholders to grant the award of Restricted Share Units provided for herein.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1. Grant of Restricted Share Units.  Pursuant to Section 7.2 of the Plan, the Company hereby issues to the Participant on the Grant Date an Award consisting of, in the aggregate, [NUMBER] Restricted Share Units (the “Restricted Share Units”). Each Restricted Share Unit represents a contingent right to receive one Ordinary Share, subject to the terms and conditions set forth in this Agreement and the Plan. Capitalized terms that are used but not defined herein have the meaning ascribed to them in the Plan.

2. Consideration.  The grant of the Restricted Share Units is made in consideration of the services to be rendered by the Participant to the Company.

3. Vesting.

3.1 Except as otherwise provided herein, provided that the Participant remains in Continuous Service through the applicable vesting date, the Restricted Share Units will vest, and no longer be subject to any restrictions, in accordance with the following schedule: [(i) twenty-five (25%) percent upon the first anniversary of the Grant Date; and (ii) in equal parts on a monthly basis thereafter, until the fourth anniversary of the Grant Date, at which time the Restricted Share Units shall be fully vested] (the period during which restrictions apply, the “Restricted Period”):

3.2 The foregoing vesting schedule notwithstanding, if the Participant's Continuous Service terminates for any reason at any time before all of his or her Restricted Share Units have vested, the Participant's unvested Restricted Share Units shall be automatically forfeited upon such termination of Continuous Service and neither the Company nor any Affiliate shall have any further obligations to the Participant under this Agreement.

3.3 [Notwithstanding the foregoing, in the event the Company consummates a Change of Control, the Restricted Share Units shall become immediately vested in full. To the extent practicable, such acceleration of vesting shall occur in a manner and at a time which allows the Participant the ability to participate in the Change of Control with respect to the Ordinary Shares received. Change of Control shall mean (A) a merger or consolidation of the Company whether or not approved by the Board of Directors, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such corporation) more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity or parent of such corporation, as the case may be, outstanding immediately after such merger or consolidation; or (B) the sale or disposition by the Company of all or substantially all of the Company’s assets in a transaction requiring shareholder approval.]

4. Rights as Shareholder; Dividend Equivalents.

4.1 The Participant shall not have any rights of a shareholder with respect to the Ordinary Shares underlying the Restricted Share Units (including, without limitation, any voting rights or any right to dividends paid with respect to the Ordinary Shares underlying the Restricted Share Units).

4.2 The Participant shall not be entitled to any Dividend Equivalents in respect of the Restricted Share Units.

5. Settlement of Restricted Share Units.

5.1 Within ten days of the vesting of a Restricted Share Unit, the Company shall issue Ordinary Shares registered in the name of the Participant, the Participant’s authorized assignee, or the Participant's legal representative, which shall be evidenced by share certificates representing the shares with the appropriate legends affixed thereto, appropriate entry on the books of the Company or of a duly authorized transfer agent, or other appropriate means as determined by the Company.

5.2 To the extent that the Participant does not vest in any Restricted Share Units, all interest in such Restricted Share Units shall be forfeited. The Participant has no right or interest in any Restricted Share Units that are forfeited.

6. Tax Liability and Withholding.

6.1 Prior to the issuance of shares upon the vesting of the Restricted Share Units, the Participant must make arrangements satisfactory to the Company to pay or provide for any applicable foreign, federal, state and local withholding obligations of the Company. The Participant may satisfy any foreign, federal, state or local tax withholding obligation upon vesting of the Restricted Share Units by any of the following means:

a. tendering a cash payment; or

b. authorizing, at a time when the Participant is not in possession of material nonpublic information, the sale by the Participant on the applicable vesting date of such number of Ordinary Shares as the Company instructs a registered broker to sell to satisfy the Company’s withholding obligation, after deduction of the broker’s commission, and the broker shall be required to remit to the Company the cash necessary in order for the Company to satisfy its withholding obligation.  To the extent the proceeds of such sale exceed the Company’s withholding obligation the Company agrees to pay such excess cash to the Participant as soon as practicable.  In addition, if such sale is not sufficient to pay the Company’s withholding obligation the Participant agrees to pay to the Company as soon as practicable, including through additional payroll withholding, the amount of any withholding obligation that is not satisfied by the sale of shares. The Participant agrees to hold the Company and the broker harmless from all costs, damages or expenses relating to any such sale.  The Participant acknowledges that the Company and the broker are under no obligation to arrange for such sale at any particular price.  In connection with such sale of shares, the Participant shall execute any such documents requested by the broker in order to effectuate the sale of Ordinary Shares and payment of the withholding obligation to the Company.  The Participant acknowledges that this paragraph is intended to comply with Section 10b5-1(c)(1(i)(B) under the U.S. Securities Exchange Act of 1934, as amended.

6.2 The Participant shall be required to pay to the Company, and the Company shall have the right to deduct from any compensation paid to the Participant pursuant to the Plan, the amount of any required withholding taxes in respect of the Restricted Share Units and to take all such other action as the Board or the Committee deems necessary to satisfy all obligations for the payment of such withholding taxes. The Company shall not deliver any shares to the Participant until it is satisfied that all required withholdings have been made.

6.3 Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Participant's responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting or settlement of the Restricted Share Units; and (b) does not commit to structure the Restricted Share Units to reduce or eliminate the Participant's liability for Tax-Related Items.

7. No Right to Continued Service; No Rights as Shareholder. Neither the Plan nor this Agreement shall confer upon the Participant any right to be retained in any position, as an Employee, Consultant or Director of the Company. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Participant's Continuous Service at any time, with or without Cause. The Participant shall not have any rights as a shareholder with respect to any Ordinary Shares subject to the Restricted Share Units prior to the date of settlement.

8. Transferability. The Restricted Share Units are not transferable by the Participant other than to a designated beneficiary upon the Participant's death or by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by Applicable Laws. No assignment or transfer of the Restricted Share Units, or the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except to a designated beneficiary, upon death, by will or the laws of descent or distribution) will vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Restricted Share Units will be forfeited by the Participant and all of the Participant's rights to such Restricted Share Units shall immediately terminate without payment or consideration by the Company and become of no further effect.

9. Corporate Transaction and Adjustments. The Ordinary Shares subject to the Restricted Share Units may be adjusted or terminated in any manner as contemplated by Sections 11 and 12 of the Plan.

10. Compliance with Law. This Award and the issuance and transfer of Ordinary Shares shall be subject to compliance by the Company and the Participant with all Applicable Laws. No Ordinary Shares shall be issued upon vesting of the Restricted Share Units unless and until any then Applicable Laws have been fully complied with to the satisfaction of the Company and its counsel. The Participant understands that the Company is under no obligation to register the Ordinary Shares with the U.S. Securities and Exchange Commission, any state securities commission or any stock exchange or under any other Applicable Laws to effect such compliance.

11. Governing Law. This Agreement will be construed and interpreted in accordance with the applicable laws of the Republic of Singapore and any other Applicable Laws, without giving effect to the conflict of law principles thereof.  For the purpose of litigating any dispute that arises under this Agreement, if the Participant is a tax resident of the United States the parties hereby consent to exclusive jurisdiction in the Commonwealth of Massachusetts and agree that such litigation shall be conducted in the state courts of Middlesex County, Massachusetts or the federal courts of the United States for the District of Massachusetts and if the Participant is a resident of any other country the parties consent to the exclusive jurisdiction in the country in which such Participant resides.

12. Lock-Up Agreement. The Participant agrees that in the event the Company proposes to offer for sale to the public any of its equity securities and such Participant is requested by the Company and any underwriter engaged by the Company in connection with such offering to sign an agreement restricting the sale or other transfer of shares, then it will promptly sign such agreement and will not transfer, whether in privately negotiated transactions or to the public in open market transactions or otherwise, any Ordinary Shares or other securities of the Company held by the Participant during such period as is determined by the Company and the underwriters, not to exceed 180 days following the closing of the offering, plus such additional period of time as may be required to comply with NASD Rule 2711 or similar rules thereto (such period, the “Lock-Up Period”).  Such agreement shall be in writing and in form and substance reasonably satisfactory to the Company and such underwriter and pursuant to customary and prevailing terms and conditions.  Notwithstanding whether the Participant has signed such an agreement, the Company may impose stop-transfer instructions with respect to the Shares or other securities of the Company subject to the foregoing restrictions until the end of the Lock-Up Period.

13. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Participant or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Participant and the Company.

14. Restricted Share Units Subject to Plan. This Agreement is subject to the Plan as approved by the Company's shareholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

15. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Participant and the Participant's beneficiaries, executors, administrators and the person(s) to whom the Restricted Share Units may be transferred by will or the laws of descent or distribution.

16. Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

17. Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the Restricted Share Units in this Agreement does not create any contractual right or other right to receive any Restricted Share Units or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Participant's employment with the Company.

18. Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the Restricted Share Units, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Participant's material rights under this Agreement unless (a) the Company requests the consent of the Participant; and (b) the Participant consents in writing.

19. Section 409A. This Agreement is intended to comply with an exemption from Section 409A of the Code and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A of the Code. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A of the Code.

20. No Impact on Other Benefits. The value of the Participant's Restricted Share Units is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

21. Data Privacy. By entering into this Agreement, the Participant:  (i) authorizes the Company and each Affiliate, and any agent of the Company or any Affiliate administering the Plan or providing Plan recordkeeping services, to disclose to the Company or any of its Affiliates such information and data as the Company or any such Affiliate shall request in order to facilitate the grant of Restricted Share Units and the administration of the Plan; and (ii) authorizes the Company and each Affiliate to store and transmit such information in electronic form for the purposes set forth in this Agreement.

22. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

23. Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions thereof, and accepts the Restricted Share Units subject to all of the terms and conditions of the Plan and this Agreement. The Participant acknowledges that there may be adverse tax consequences upon the vesting or settlement of the Restricted Share Units and that the Participant should consult a tax advisor prior to such vesting or settlement.

24. Contracts (Rights of Third Parties) Act. Save as provided in the Plan, no person other than the Company (or its subsidiaries) or a Participant shall have any right to enforce any provision of the Plan or this Agreement by virtue of the Contracts (Rights of Third Parties) Act (Chapter 53B of Singapore).

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Grant Date.

WAVE Life Sciences Ltd.

By:
Name:	Paul B. Bolno
Title:	President & CEO

Participant

By:
Name:

48712674v.2	6